EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

LadRx Corporation

Los Angeles, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (File No. 333-258453), Form S-3 (File Nos. 333-255431, 333-223808, 333-208803 and 333-215252) and Form S-8 (File Nos. 333-249624, 333-68200, 333-93305, 333-123339, 333-163212 and 333-212934) of LadRx Corporation of our report dated March 27, 2024, relating to the consolidated financial statements for the years ended December 31, 2023 and 2022 (modified for a going concern uncertainty), which appears in this Form 10-K.

/s/ Weinberg & Company

Los Angeles, California

March 27, 2024